Exhibit 99.1

     MBIA Receives Document Subpoenas Regarding `Non-Traditional Products'

     ARMONK, N.Y.--(BUSINESS WIRE)--Nov. 18, 2004--MBIA Inc. (NYSE:MBI) announced that it received identical document subpoenas today from the Securities and Exchange Commission and the New York Attorney General's office requesting information with respect to non-traditional or loss mitigation insurance products developed, offered or sold by MBIA to third parties from January 1, 1998 to the present.
     The subpoenas do not identify any specific transaction, and MBIA believes the subpoenas were issued in connection with an industry-wide investigation of non-traditional insurance products. MBIA intends to cooperate fully with the Securities and Exchange Commission and the New York Attorney General's request for documents.

     MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA's innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.'s principal operating subsidiary, MBIA Insurance Corporation, has a financial strength rating of Triple-A from Moody's Investors Service, Standard & Poor's Ratings Services, Fitch Ratings, and Rating and Investment Information, Inc. Please visit MBIA's Web site at http://www.mbia.com.

     CONTACT: MBIA Inc.
              Michael Ballinger, 914-765-3893